Exhibit 99.1
AMERICAN APPAREL, INC. REPORTS THIRD QUARTER
FINANCIAL RESULTS

LOS ANGELES, November 10, 2014 - American Apparel, Inc. (the "Company") (NYSE MKT: APP), a vertically-integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced financial results for its third quarter ended September 30, 2014.
Financial Highlights for the Third Quarter of 2014

•	Loss per share was $0.11 compared to $0.01 in the third quarter of 2013

•	Adjusted EBITDA was $13.5 million, an increase of 38% against $9.8 million for the same period in 2013

•	Income from operations, excluding unusual and non-recurring expenses, was $4.8 million, compared to $1.6 million in the same period for 2013

•	Operating expenses, excluding unusual and non-recurring expenses, decreased $5.7 million, or 7%, for the quarter, compared to the same period in 2013

•	Inventories decreased $18.4 million, or 11%, from December 31, 2013

Scott Brubaker, Interim Chief Executive Officer, commented, “The strength of American Apparel’s operating model is evident in the 38% year-over-year improvement in adjusted EBITDA. We are proud to have achieved this growth during a period of company-wide operational restructuring and in a challenging macro-economic environment for retailers. I am encouraged by these results, and am optimistic about the future prospects of the business.”
Operating Results
Net sales for the third quarter of 2014 decreased $8.7 million, or 5%, compared to the same period in 2013. Lower retail and online sales were partially offset by increased wholesale sales. Comparable retail and online sales decreased by 7% and 5%, respectively, while wholesale sales increased by 2% over the same period in 2013.
Gross profit for the third quarter of 2014 decreased 2% to $82.5 million from $84.6 million for the same period in 2013, primarily due to the lower retail and online sales volume. Gross profit, excluding unusual and non-recurring expenses increased to 53.5% of net sales in the third quarter of 2014 from 52.2% in the third quarter of 2013, primarily due to a decrease in freight costs associated with the completion of our transition to the La Mirada distribution center in late 2013, partially offset by an increase in retail store sales discounts.
Operating expense for the third quarter of 2014 was $92.6 million, compared to $89.1 million for the same period in 2013. Excluding the effects of unusual and non-recurring costs related to the settlement of certain customs duties assessments and contingencies, the internal investigation of Dov Charney and employment settlement and severance costs, operating expenses decreased $5.7 million, or 7%, over the same period in 2013. The decrease in costs was due to lower payroll and lower costs related to our advertising and promotional activities from our ongoing cost reduction initiatives.
Net loss for the third quarter of 2014 was $19.2 million or $0.11 per share, compared to net loss of $1.5 million, or $0.01 per share for the third quarter of 2013. Results for the third quarter of 2014 include approximately $14.9 million, or $0.09 per share, related to unusual and non-recurring costs. Results for the third quarter of 2013 include approximately $6.1 million, or $0.05 per share, related to unusual and non-recurring costs.
Unusual and Non-Recurring Costs
Customs settlements and contingencies - In 2012, German customs issued retroactive punitive customs duty assessments of $5.4 million on certain containers of goods imported from 2009-2011, including interest and penalties. Although the Company has continued to dispute the special assessments with the German authorities and the European Commission, during the third quarter of 2014, the German authorities demanded, and we paid, $4.4 million in the third quarter of 2014 and the final balance of $85,000 in the fourth quarter of 2014. Additionally, during the third quarter of 2014 we incurred additional costs related to other customs settlements and contingencies.
Internal Investigation - On June 18, 2014, the Board of Directors (the "Board") voted to replace Mr. Charney as Chairman of the Board, suspended him, and notified him of its intent to terminate his employment as our President and CEO for cause. In connection with the Nomination, Standstill and Support agreement, dated July 9, 2014, with Standard General and Mr. Charney, the Board formed a new special committee for the purpose of overseeing the continuing investigation into the alleged misconduct by Mr. Charney. The suspension and subsequent internal investigation resulted in substantial legal and consulting fees of $5.3 million in the third quarter of 2014.
Employment Settlements and Severance - In the third quarter of 2014, we entered into settlements of certain previously disclosed employment-related claims. Additionally, during 2014, we experienced unusually high employee severance costs. These settlements and severance accruals resulted in additional charges totaling approximately $3.1 million during the third quarter of 2014.
Unrealized Gain on Change in Fair Value of Warrants
As of September 30, 2014, Lion Capital LLP held warrants to purchase 24.5 million shares of the Company's common stock, with an exercise price of $0.66 per share. As the share price of the Company's stock increases, the fair value of the warrant liability recorded on the balance sheets increases, and it records an expense to recognize the increase in the fair value of the warrant liability. Conversely, when the share price of the Company's stock decreases, the Company records a gain to recognize the related reduction in the fair value of the warrant liability on the balance sheets. Although the income statement impacts associated with the warrants are appropriate and required under GAAP, they do not impact the operating performance of the Company nor do the credits and charges have an impact on cash balances since the liability recorded is not an obligation that will be settled with cash. Instead, these warrants will be reclassified to equity when they are exercised.
Liquidity and Capital Resources
As of September 30, 2014, we had $9.4 million in cash, $27.0 million outstanding on our $50.0 million asset-backed revolving credit facility and $20.4 million of availability for additional borrowings under the facility. As of November 3, 2014, we had $8.4 million of availability for additional borrowings under the facility.
We and Standard General Group ("Standard General") are in the process of negotiating a $15 million unsecured credit agreement between one or more entities affiliated with Standard General and one or more of our foreign subsidiaries as borrowers. We expect to enter into this credit agreement in the fourth quarter of 2014.
Company Outlook
The Company reaffirms previously issued guidance that Adjusted EBITDA will be in the range of $40 million to $45 million for the twelve months ending December 31, 2014.

Definitions and Disclosures Regarding Non-GAAP Financial Information

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes that this should be the primary basis for evaluating the Company's performance.

The preceding discussion of our results of operations includes a discussion of non-GAAP financial measures including the following: Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA); gross profit, excluding unusual and non-recurring expenses; operating expenses, excluding unusual and non-recurring expenses; and income from operations, excluding unusual and non-recurring expenses. These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.

The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure the Company’s ability to service debt, by industry analysts to determine the market value of the Company and by management to identify cash available to service debt, make investments, maintain capital assets and fund ongoing operations and working capital needs. Additionally, these measures allow management to gauge company operating performance by isolating one-time unusual and non-recurring revenues or expenses.

Adjusted EBITDA is calculated as income or loss from operations plus income tax provision, interest expense, depreciation and amortization, share based compensation expense, retail store impairment, and unusual and non-recurring charges and costs (including unusual and non-recurring charges related to certain customs settlements and contingencies, Mr. Charney's suspension and internal investigation, and employment settlements and severance), plus or minus unrealized gain or loss on change in fair value of warrants and foreign currency transaction gain or loss.

Gross profit, excluding unusual and non-recurring expenses, is calculated as gross profit less unusual and non-recurring charges and costs such as changes to supply chain operations, relating to costs in our transition to the La Mirada warehouse in 2013, and certain custom settlements and contingencies.

Operating expenses excluding unusual and non-recurring costs is calculated as operating expenses less unusual and non-recurring charges and costs, such as certain customs settlements and contingencies, internal investigation costs, employment settlement and severance costs and costs related to changes to the supply chain operations.

Income from operations excluding unusual and non-recurring expenses is calculated as loss from operations less unusual and non-recurring charges and costs, such as certain customs settlements and contingencies, internal investigation costs, employment settlement and severance costs and costs related to changes to the supply chain operations.

About American Apparel
American Apparel is a vertically-integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of September 30, 2014, American Apparel had approximately 10,000 employees and operated 245 retail stores in 20 countries including the United States and Canada. American Apparel also operates a global e-commerce site that serves over 60 countries worldwide at http://www.americanapparel.com. In addition, American Apparel operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers.

This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition and liquidity including the impact of compliance with, and availability under, our debt instruments, results of operations, and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our business, inventory and sales impacts related thereto. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: suspension and possible termination of our chief executive officer and consequences related thereto, including the pending internal investigation related thereto, any litigation or regulatory investigations or any impact on our sales or brand, and any future determinations that may be made with respect thereto; changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees; voting control by our executive officers, directors, lenders and other affiliates; ability to successfully implement our strategic, operating, financial and personnel initiatives; ability to effectively carry out and manage our strategy including growth and expansion in the U.S. and internationally; ability to maintain the value and image of our brand and protect our intellectual property rights; general economic conditions, geopolitical events, other regulatory changes, and inflation or deflation; disruptions in the global financial markets; the highly competitive and evolving nature of our business in the U.S. and internationally; risks associated with consumer apparel spending in the U.S.; loss or reduction in sales to wholesale or retail customers or financial nonperformance by our wholesale customers; seasonality and fluctuations in comparable store sales and wholesale net sales and associated margins; ability to improve manufacturing efficiency at our production facilities; ability to pass on the added cost of raw materials and labor to customers; changes in the price of raw materials in the global market and labor costs including increases in minimum wages; ability to effectively manage inventory levels; ability to effectively operate our distribution facility located in La Mirada, California without unanticipated costs; risks that our suppliers or distributors may not timely produce or deliver products; ability to renew leases on economic terms; ability to identify store locations and the availability of store locations on appropriate terms, ability to negotiate new leases effectively, and ability to open new stores and expand internationally; ability to generate or obtain from external sources sufficient liquidity for operations and debt service; consequences of our significant indebtedness including our relationship with lenders, ability to comply with debt agreements, ability to generate sufficient cash flow to service our debt, and the risk of acceleration of borrowings thereunder as a result of noncompliance; adverse changes in our credit ratings and any related impact on financial costs and structure; continued compliance with U.S. and foreign government regulations, legislation, and regulatory environments, including environmental, immigration, labor, and occupational health and safety laws and regulations; loss of U.S. import protections, changes in duties, tariffs and quotas, and other risks associated with our foreign operations and supply sources under market disruption, changes in import and export laws, currency restrictions and exchange rate fluctuations; litigation and other inquiries and investigations, including the risks that the Company, our officers, or directors in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverage; ability to maintain compliance with the exchange rules of the NYSE MKT LLC; the adoption of new accounting standards or changes in interpretations of accounting principles; technological changes in manufacturing, wholesaling, or retailing; the risk, including costs and timely delivery issues associated therewith, that information technology systems changes may disrupt our supply chain or operations and could impact our cash flow and liquidity, and ability to upgrade information technology infrastructure and other risks associated with the systems that operate our online retail operations; the risk of failure to protect the integrity and security of our information systems and customers' information; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
John Dillard and Liz Cohen
Weber Shandwick
(212) 445-8044

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$155,869	$164,543	$455,362	$464,839

Cost of sales	73,330	79,903	218,462	223,461

Gross profit	82,539	84,640	236,900	241,378

Operating expenses	92,618	89,133	251,895	258,262

Loss from operations	(10,079)	(4,493)	(14,995)	(16,884)

Interest expense	9,858	10,121	29,916	29,555
Foreign currency transaction loss (gain)	616	(449)	748	422
Unrealized (gain) loss on change
in fair value of warrants	(1,785)	(12,922)	(6,250)	5,225
(Gain) loss on extinguishment of debt	(171)	0	(171)	32,101
Other (income) expense	(57)	58	(5)	42

Loss before income taxes	(18,540)	(1,301)	(39,233)	(84,229)
Income tax provision	644	212	1,622	1,299

Net loss	$(19,184)	$(1,513)	$(40,855)	$(85,528)

Net loss per share, basic and diluted	$(0.11)	$(0.01)	$(0.27)	$(0.78)
Weighted-average shares outstanding, basic and diluted	173,769	110,354	153,354	110,172

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash	$9,389	$8,676
Trade accounts receivable, net of allowances	26,776	20,701
Prepaid expenses and other current assets	15,534	15,636
Inventories, net	150,960	169,378
Income taxes receivable and prepaid income taxes	679	306
Deferred income taxes, net of valuation allowance	582	599
Total current assets	203,920	215,296
Property and equipment, net	55,291	69,303
Deferred income taxes, net of valuation allowance	2,362	2,426
Other assets, net	45,616	46,727
TOTAL ASSETS	$307,189	$333,752
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Cash overdraft	$3,891	$3,993
Revolving credit facilities and current portion of long-term debt	27,060	44,042
Accounts payable	33,868	38,290
Accrued expenses and other current liabilities	61,464	50,018
Fair value of warrant liability	14,704	20,954
Income taxes payable	2,365	1,742
Deferred income tax liability, current	1,227	1,241
Current portion of capital lease obligations	2,951	1,709
Total current liabilities	147,530	161,989
Long-term debt, net of unamortized discount	216,160	213,468
Capital lease obligations, net of current portion	2,708	5,453
Deferred tax liability	521	536
Deferred rent, net of current portion	14,165	18,225
Other long-term liabilities	13,696	11,485
TOTAL LIABILITIES	394,780	411,156

STOCKHOLDERS' DEFICIT
Common stock	18	11
Additional paid-in capital	217,650	185,472
Accumulated other comprehensive loss	(5,823)	(4,306)
Accumulated deficit	(297,279)	(256,424)
Less: Treasury stock	(2,157)	(2,157)
TOTAL STOCKHOLDERS' DEFICIT	(87,591)	(77,404)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$307,189	$333,752

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$450,079	$465,468
Cash paid to suppliers, employees and others	(427,640)	(466,499)
Income taxes paid	(1,335)	(2,082)
Interest paid	(17,852)	(5,726)
Other	55	35
Net cash provided by (used in) operating activities	3,307	(8,804)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(8,675)	(18,907)
Proceeds from sale of fixed assets	52	30
Restricted cash	219	1,594
Net cash used in investing activities	(8,404)	(17,283)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft	(102)	2,812
Repayments of expired revolving credit facilities, net	0	(28,513)
(Repayments) borrowings under current revolving credit facilities, net	(16,965)	28,713
Repayments of term loans and notes payable	(57)	(25,463)
Repayment of Lion term loan	0	(144,149)
Issuance of Senior Secured Notes	0	199,820
Payments of debt issuance costs	(2,099)	(11,880)
Net proceeds from issuance of common stock	28,446	0
Payment of payroll statutory tax withholding on share-based compensation associated with issuance of common stock	(414)	(2,133)
Repayments of capital lease obligations	(1,932)	(773)
Net cash provided by financing activities	6,877	18,434

EFFECT OF FOREIGN EXCHANGE RATE ON CASH	(1,067)	(287)

NET INCREASE (DECREASE) IN CASH	713	(7,940)
Cash, beginning of period	8,676	12,853
Cash, end of period	$9,389	$4,913

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2014	2013
RECONCILIATION OF NET LOSS TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net loss	$(40,855)	$(85,528)
Depreciation and amortization of property and equipment, and other assets	19,822	19,155
Retail store impairment	1,921	311
Loss on disposal of property and equipment	48	77
Share-based compensation expense	3,764	8,044
Unrealized (gain) loss on change in fair value of warrants	(6,250)	5,225
Amortization of debt discount and deferred financing costs	1,893	3,717
(Gain) loss on extinguishment of debt	(171)	32,101
Accrued interest paid-in-kind	3,129	6,875
Foreign currency transaction loss	748	422
Allowance for inventory shrinkage and obsolescence	1,719	964
Bad debt expense	635	380
Deferred income taxes	(24)	(26)
Deferred rent	(3,661)	(1,667)
Changes in cash due to changes in operating assets and liabilities:
Trade accounts receivables	(5,918)	249
Inventories	15,161	1,741
Prepaid expenses and other current assets	2	(4,026)
Other assets	115	(4,274)
Accounts payable	(3,181)	(8,133)
Accrued expenses and other liabilities	14,098	16,394
Income taxes receivable/payable	312	(805)
Net cash provided by (used in) operating activities	$3,307	$(8,804)

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Amounts in thousands)
(unaudited)
The following table presents key financial information for our business segments before unallocated corporate expenses:

	Three Months Ended September 30, 2014
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$49,976	$50,277	$13,214	$42,402	$155,869
Gross profit	13,761	32,722	7,343	28,713	82,539
Income (loss) from segment operations	7,178	2,235	1,316	(937)	9,792
Depreciation and amortization	2,132	2,807	414	1,051	6,404
Capital expenditures	(24)	1,024	160	428	1,588
Retail store impairment	0	581	114	498	1,193
Deferred rent benefit	(15)	(284)	(56)	(165)	(520)

	Three Months Ended September 30, 2013
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$50,361	$54,303	$15,033	$44,846	$164,543
Gross profit	13,390	34,755	8,477	28,018	84,640
Income (loss) from segment operations	1,407	(317)	1,091	2,987	5,168
Depreciation and amortization	1,934	3,172	507	1,125	6,738
Capital expenditures	1,360	2,387	540	983	5,270
Retail store impairment	0	0	145	88	233
Deferred rent expense (benefit)	5	(338)	(66)	(148)	(547)

	Nine Months Ended September 30, 2014
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$156,967	$141,712	$36,691	$119,992	$455,362
Gross profit	47,122	91,521	20,003	78,254	236,900
Income (loss) from segment operations	26,045	(560)	1,912	1,714	29,111
Depreciation and amortization	6,497	8,972	1,269	3,084	19,822
Capital expenditures	2,133	3,496	353	2,693	8,675
Retail store impairment	0	696	114	1,111	1,921
Deferred rent benefit	(415)	(2,636)	(155)	(455)	(3,661)

	Nine Months Ended September 30, 2013
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$147,524	$149,811	$42,842	$124,662	$464,839
Gross profit	40,359	97,248	25,244	78,527	241,378
Income (loss) from segment operations	12,887	(2,239)	1,592	6,291	18,531
Depreciation and amortization	5,327	9,231	1,388	3,209	19,155
Capital expenditures	5,847	9,377	970	2,713	18,907
Retail store impairment	0	78	145	88	311
Deferred rent expense (benefit)	43	(1,114)	(279)	(317)	(1,667)

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (continued)
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to Loss before Income Taxes	2014	2013	2014	2013
Income from segment operations	$9,792	$5,168	$29,111	$18,531
Unallocated corporate expenses	(19,871)	(9,661)	(44,106)	(35,415)
Interest expense	(9,858)	(10,121)	(29,916)	(29,555)
Foreign currency transaction (loss) gain	(616)	449	(748)	(422)
Unrealized gain (loss) on change in fair value of warrants	1,785	12,922	6,250	(5,225)
Gain (loss) on extinguishment of debt	171	0	171	(32,101)
Other income (expense)	57	(58)	5	(42)
Consolidated loss before income taxes	$(18,540)	$(1,301)	$(39,233)	$(84,229)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net sales to external customers	2014	2013	2014	2013

U.S. Wholesale
Wholesale	$41,179	$41,232	$128,361	$119,159
Online consumer	8,797	9,129	28,606	28,365
Total	$49,976	$50,361	$156,967	$147,524

U.S. Retail	$50,277	$54,303	$141,712	$149,811

Canada
Wholesale	$2,699	$3,044	$7,434	$9,236
Retail	9,957	11,321	27,137	31,664
Online consumer	558	668	2,120	1,942
Total	$13,214	$15,033	$36,691	$42,842

International
Wholesale	$3,007	$1,725	$7,007	$6,297
Retail	35,588	39,278	100,800	105,629
Online consumer	3,807	3,843	12,185	12,736
Total	$42,402	$44,846	$119,992	$124,662

Consolidated
Wholesale	$46,885	$46,001	$142,802	$134,692
Retail	95,822	104,902	269,649	287,104
Online consumer	13,162	13,640	42,911	43,043
Total	$155,869	$164,543	$455,362	$464,839

Calculation and Reconciliation of Consolidated Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net Loss	$(19,184)	$(1,513)	$(40,855)	$(85,528)
Income tax provision	644	212	1,622	1,299
Interest expense	9,858	10,121	29,916	29,555
Depreciation and amortization	6,404	6,738	19,822	19,155
Unrealized (gain) loss on change in fair value of warrants	(1,785)	(12,922)	(6,250)	5,225
(Gain) loss on extinguishment of debt	(171)	0	(171)	32,101
Share-based compensation expense	1,106	1,228	3,764	8,044
Foreign currency transaction loss (gain) and other expense	559	(391)	743	464
Retail store impairment	1,193	233	1,921	311

Changes to supply chain operations	0	5,900	0	10,900
Customs settlements and contingencies	6,547	0	6,547	0
Internal investigation	5,263	0	6,619	0
Employment settlements and severance	3,087	159	5,815	686
Consolidated Adjusted EBITDA	$13,521	$9,765	$29,493	$22,212

Unusual and Non-Recurring Events
The table below summarizes the impact to our earnings of certain unusual costs which we consider to be non-recurring and presents gross profit, operating expenses and income from operations an as-adjusted basis, together with the reconciliation to the most directly comparable GAAP measure:

	Three Months Ended September 30,
	2014	% of Net Sales	2013	% of Net Sales
Gross profit	$82,539	53.0%	$84,640	51.4%
Changes to supply chain operations	0		1,200
Customs settlements and contingencies	836		0
Gross profit - adjusted (non-GAAP)	$83,375	53.5%	$85,840	52.2%

Operating expenses	$92,618	59.4%	$89,133	54.2%
Changes to supply chain operations	0		(4,700)
Customs settlements and contingencies	(5,711)		0
Internal investigation	(5,263)		0
Employment settlements and severance	(3,087)		(159)
Operating expenses - adjusted (non-GAAP)	$78,557	50.4%	$84,274	51.2%

Loss from operations	$(10,079)	(6.5)%	$(4,493)	(2.7)%
Changes to supply chain operations	0		5,900
Customs settlements and contingencies	6,547		0
Internal investigation	5,263		0
Employment settlements and severance	3,087		159
Income from operations - adjusted (non-GAAP)	$4,818	3.1%	$1,566	1.0%

	Nine months ended September 30,
	2014	% of Net Sales	2013	% of Net Sales
Gross profit	$236,900	52.0%	$241,378	51.9%
Changes to supply chain operations	0		2,200
Customs settlements and contingencies	836		0
Gross profit - adjusted (non-GAAP)	$237,736	52.2%	$243,578	52.4%

Operating expenses	$251,895	55.3%	$258,262	55.6%
Changes to supply chain operations	0		(8,700)
Customs settlements and contingencies	(5,711)		0
Internal investigation	(6,619)		0
Employment settlements and severance	(5,815)		(686)
Operating expenses - adjusted (non-GAAP)	$233,750	51.3%	$248,876	53.5%

Loss from operations	$(14,995)	(3.3)%	$(16,884)	(3.6)%
Changes to supply chain operations	0		10,900
Customs settlements and contingencies	6,547		0
Internal investigation	6,619		0
Employment settlements and severance	5,815		686
Income from operations - adjusted (non-GAAP)	$3,986	0.9%	$(5,298)	(1.1)%